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                                    EXHIBIT 1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Glimcher Realty Trust on Form S-8 (file no. 333-10221) of our report dated June 6, 1997, on our audit of the financial statements and schedules of the Glimcher Realty Trust Retirement Savings Plan for the year ended December 31, 1996, which report is included in this Annual Report on Form 11-K.

                                                     COOPERS & LYBRAND L.L.P.

Columbus, Ohio
June 19, 1997

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